EXHIBIT 3.1

ARTICLES OF INCORPORATION

OF

BISHOP EQUITIES, INC.

Article I - The Corporation

The name of the corporation is Bishop Equities, Inc. (the "Corporation") and it is hereby incorporated pursuant to the laws of the State of Nevada.

Article II - Duration of Existence

The Corporation shall have perpetual existence.

Article IV - Purposes and Powers of Corporation

The Corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be organized under the corporation statutes and codes of the State of Nevada.

Article V - Common Stock and Voting

The Corporation shall have the authority to issue an aggregate of twenty-five million (25,000,000) shares, with a par value of $.001 per share. All shares will be of the same class, designated "common" shares, with the same rights. Shares may only be issued as fully-paid and non-assessable, and may be issued at such times, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Each common share shall be entitled to one vote concerning all matters as to which the Corporation's shareholders shall be entitled to vote. The Corporation's common stock shall not be subject to assessment to pay any debts of the Corporation.

Article VI - Capitalization

The Corporation will commence its official business upon its receipt of consideration of at least $1,000 for the issuance of shares.

Article VII - No Preemptive Rights

The Corporation's shareholders shall have no preemptive rights to acquire, purchase or subscribe for any unissued shares of the Corporation's securities.

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Article VIII - Registered Agent

The name of the Corporation's initial registered agent in the State of Nevada is Laughlin Associates, and the address of its initial registered office is c/o Laughlin Associates, 1000 East William, Carson City, Nevada 89701.

Article IX - Board of Directors

The Corporation's initial Board of Directors shall be composed of two members, who need not be shareholders of the Corporation nor residents of the State of Nevada.

Directors shall be elected by a vote of such majority of a quorum of the Corporation's shareholders present at any meeting held for the election of directors. Cumulative voting is not authorized and shall not be allowed.

The names and addresses of the persons who are to serve as the Corporation's directors until the first annual meeting of its shareholders and until their successors shall be elected and shall qualify, are as follows:

Deborah A. Salerno, 355 South End Ave., New York NY 10280

Maureen Abato, 19 Union Square West, New York NY 10003.

Article X - Powers of Board of Directors

The Corporation's Board of Directors shall have and may exercise all of the powers now or hereafter conferred upon the Board by its Articles of Incorporation and By-Laws, and by Nevada law, and the following powers:

To make distributions to the Corporation's stockholders of assets or cash belonging to the Corporation, in partial liquidation of its assets, and to make distributions in cash or kind, out of the Corporation's capital surplus; to cause the Corporation to purchase, take, receive or otherwise acquire its own shares out of its capital surplus, subject to limitations contained in the Nevada corporate codes; and to sell or acquire the stock or assets of the Corporation without the approval of the stockholders.

Article XI - Common Directors; Corporate Transactions

No contract or other transaction between the Corporation and any one or more of its directors or any other entity in which one or more of its directors or officers may be financially interested, shall be either void or voidable because of such relationship or interest, or because such director(s) may be present at a meeting of the Board of Directors which authorizes, approves or ratifies such contract or transaction, or because the vote of such director(s) was counted for such purpose, so long as:

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(a) the fact of such relationship or interest is disclosed or known to the Board of Directors which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose, without including the votes or consents of such interested director(s); OR

(b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote on the transaction, and the stockholders grant their authorization. approval or ratification, by oral or written consent; OR

(c) the contract or transaction is deemed to be fair and reasonable to the Corporation.

Common or interested directors may be counted in determining the presence of a quorum at any meeting of the Board of Directors or committee thereof, which authorizes, approves or ratifies such contract or transaction.

Article XII - Indemnification

Without limiting the powers or authority now or hereafter conferred upon the Corporation by its Articles of Incorporation or By-Laws, or by Nevada law, the Corporation shall possess and may exercise all powers of indemnification of its officers, directors, employees, agents and other persons, and all powers and authority incidental thereto (including, without limitation, to advance expenses and to purchase and maintain insurance in that connection), without regard to whether or not such powers and authority are specifically provided for by Nevada corporation law. The Corporation's Board of Directors is hereby authorized and empowered on behalf of the Corporation and without shareholder action, to exercise all of the Corporation's powers of indemnification.

Article XIII - Change, Amendment

The Corporation reserves the right to amend, alter, change or repeal any provisions hereof, or to add any provision hereto, at any time and in any manner as may be now or hereafter prescribed or permitted by Nevada corporation codes. All of the rights and powers conferred upon the Corporation's directors and shareholders hereby are so granted subject to the reservation contained in this Article.

Article XIV - By-Laws

The Corporation's initial By-Laws shall be adopted by its Board of Directors. The Board may amend, alter or repeal the By-Laws, or replace them by the adoption of new By-Laws.

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Article XV - Incorporator

The Corporation's incorporator is:

Maureen Abato, 19 Union Square West, New York NY 10003

IN WITNESS WHEREOF, the undersigned, a natural person over the age of twenty-one years and the incorporator designated in Article XIV of the annexed and foregoing Articles of Incorporation of Avalon Enterprises, Inc., has executed said Articles of Incorporation as of April 10, 1991.

/s/ Maureen Abato

Maureen Abato

(As incorporator)

STATE OF NEW YORK    )

                               ) ss.:

COUNTY OF NEW YORK )

On April 10, 1991, before me, the undersigned, a Notary Public in and for the above County and State, personally appeared Maureen Abato, known to me to be the person whose name is subscribed above, and who duly acknowledged that she executed the foregoing Articles of Incorporation.

/s/ Margery Heitbrink

Notary Public

Indicate date commission expires:

[notary stamp here]

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STATE OF NEVADA

SECRETARY OF STATE

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

BY RESIDENT AGENT

IN THE MATTER OF BISHOP EQUITIES, INC.,

(Name of Corporation)

I, LAUGHLIN ASSOCIATES, INC., with address at Suite 100,

Name of Resident Agent

Street 1000 E. WILLIAM STREET

Town of CARSON CITY, County of CARSON CITY, State of Nevada, hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

FURTHERMORE, that the principal office in this state is located at Suite 100, Street 1000 E. WILLIAM STREET, Town of CARSON CITY, County of CARSON CITY, State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of April, 1991.

/s/ Irma D. Butler

Sales/Service Advisor

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CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

FRANKLYN S. BARRY, JR., and JAMES A. JOYCE certify that

1.     They are President and Secretary, respectively, of BISHOP EQUITIES, INC., a Nevada corporation.

2.     Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

"FIRST: The name of this corporation is:

AETHLON MEDICAL, INC."

3.     The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4.     The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with the Corporations Code. The total number of outstanding shares of the corporation is 2,660,000. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of our own knowledge.

Date: March 28, 2000.

/s/ Franklyn S. Barry

FRANKLYN S. BARRY, JR., President

/s/ James A. Joyce

JAMES A. JOYCE, Secretary

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Document Number

20050234786-67

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Filing Date and Time

06/15/2005 8:56 AM

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Entity Number

C3159-1991

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Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

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Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Aethlon Medical, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article V. Common Stock and Voting

The Corporation shall have the authority to issue an aggregate of fifty million (50,000,000) shares, with a par value of $.001 per share. All shares will be of the same class, designated 'common' shares, with the same rights. Shares may only be issued as fully-paid and non-assessable, and may be issued at such times, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Each common share shall be entitled to one vote concerning all matters as to which the Corporation's shareholders shall be entitled to vote. The Corporation's common stock shall not be subject to assessment to pay any debts of the Corporation."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 10,238,794

4. Effective date of filing (optional):

5. Officer Signature (required): /s/ James A. Joyce

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

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Document Number

20070165791-08

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Filing Date and Time

03/07/2007 8:04 AM

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Entity Number

C3159-1991

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Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

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Certificate of Amendment to Articles of incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)

1. Name of corporation:

Aethlon Medical, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article V. Common Stock and Voting. The Corporation shall have the authority to issue an aggregate of one hundred million (100,000,000) shares, with a par value of $.001 per share. All shares will be of the same class, designated 'common' shares, with the same rights. Shares may only be issued as fully-paid and non-assessable, and may be issued at such times, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Each common share shall be entitled to one vote concerning all matters as to which the Corporation's shareholders shall be entitled to vote. The Corporation's common stock shall not be subject to assessment to pay any debts of the Corporation."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 8,628,045

4. Effective date of filing (optional):

5. Officer Signature (required): /s/ [signature]

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

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Document Number

20090692683-05

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Filing Date and Time

09/21/2009 4:45 PM

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Entity Number

C3159-1991

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Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

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Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Aethlon Medical, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

"Article V. Common Stock and Voting.

The Corporation shall have the authority to issue an aggregate of two hundred fifty million (250,000,000) shares, with a par value of $.001 per share. All shares will be of the same class, designated 'common' shares, with the same rights. Shares may only be issued as fully paid and non-assessable, and may be issued at such times, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Each common share shall be entitled to one vote concerning all matters as to which the Corporation's stockholders shall be entitled to vote. The Corporation's common stock shall not be subject to assessment to pay any debts of the Corporation."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 41,840,130

4. Effective date of filing: (optional)

5. Signature: (required) /s/ James A. Joyce

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

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ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 984-5708

website: www.nvsos.gov

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Document Number

20120397920-95

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Filing Date and Time

06/04/2012 3:30 PM

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Entity Number

C3159-1991

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Certificate of Amendment

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78,385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Aethlon Medical, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

"Article V. Common Stock and Voting.

The Corporation shall have the authority to issue an aggregate of five hundred million (500,000,000) shares, with a par value of $.001 per share. All shares will be of the same class, designated "common" shares, with the same rights. Shares may only be issued as fully paid and non-assessable, and may be issued at such times, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Each common share shall be entitled to one vote concerning all matters as to which the Corporation's stockholders shall be entitled to vote. The Corporation's common stock shall not be subject to assessment to pay any debts of the Corporation."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes of series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

89,118,817 shares voted in favor

4. Effective date and time of filing: (optional)

5. Signature: (required)

/s/ James A. Joyce

Signature of Officer

*if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

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Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

Aethlon Medical, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

500,000,000 shares of common stock, par value $0.001.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

10,000,000 shares of common stock, par value $0.001.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

6,570,574 shares of common stock, par value $0.001.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued. If the reverse stock split would result in the issuance of any fractional shares, the corporation will issue one whole share in lieu of the fractional share on a holder-by-holder basis.

7. Effective date and time of filing:             Date: 04/08/2015                   Time: _____________

8. Signature

/s/ James A. Joyce                               Chief Executive Officer

Signature of Officer                                       Title

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Certificate of Correction

1. The name of the entity for which correction is being made:

Aethlon Medical, Inc.

2. Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209 filed for a reverse stock split of corporation’s outstanding and issued common stock.

3. Filing date of the original document for which correction is being made: 04/01/2015

4. Description of the inaccuracy or defect:

Article 5 of the Certificate of Change filed April 1, 2015 incorrectly stated the shares to be issued after the reverse stock split as an aggregate number of shares rather than on a per share basis.

Additionally, the effective date for the Certificate of Change filed April 1, 2015 was April 8, 2015 and the corporation wants the effective date to be April 10, 2015.

5. Correction of the inaccuracy or defect:

Section 5 to the Certificate of Change filed on April 1, 2015 is hereby changed to “After the change 1/50th share of the company’s common stock, par value $0.001, will be issued for each issued share of common stock.”

Section 7 (Effective Date) to the Certificate of Change filed April 1, 2015 is hereby changed to: April 10, 2015.

6. Signature:

/s/ James B. Frakes                  Chief Financial Officer                    4-7-15

Authorized Signature               Title                                                  Date

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1. Name of corporation:

Aethlon Medical, Inc.

2. The articles have been amended as follows: (provide article numbers. if available)

“Article V. Common Stock and Voting.

'The Corporation shall have the authority to issue an aggregate of thirty million (30,000,000) shares, with a par value of $.001 per share. All shares will be of the same class, designated 'common' shares, with the same rights. Shares may be issued only as fully paid and non-assessable, and may be issued at such times, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Each common share shall be entitled to one vote concerning all matters as to which the Corporation's stockholders shall be entitled to vote. The Corporation's common stock shall not be subject to assessment to pay any debts of the Corporation."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 5,624,821 shares voted in favor.

4. Effective date and time of filing: (optional)          Date:·               Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

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Filed in the Office of	Business Number C3159-1991
Barbara K. Cegavske	Filing Number 20222616190
Secretary of State State Of Nevada	Filed On 9/15/2022 11:02:00 AM
	Number of Pages 2

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:
Name of entity as on file with the Nevada Secretary of State:
Aethlon Medical, Inc.
Entity or Nevada Business Identification Number (NVID): NV19911022343

2. Restated or Amended and Restated Articles: (Select one)
(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles
☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
☐ Amended and Restated Articles
* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)
(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)
The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors
The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:
Jurisdiction of formation:
Changes to takes the following effect:
☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

Filed in the Office of Secretary of State State Of Nevada Business Number C3159 - 1991 Filing Number 20222616190 Filed On 9/15/2022 11:02:00 AM Number of Pages 2

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRs 78 . 380

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& 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURS UANT TO NRs 78.403) Officer's Statement (PuRs u ANTTo NRs 80.030) 4. Effective Date and Time: (Optional) ! Date : ! I Time : (must not be later than 90 days after the certificate is filed) 5. Information Being Changed: ( Domestic corporations only) Changes to takes the following effect: The entity name has been amended . registered agent) □ The registered agent has been changed. (attach Certificate of Acceptance from new □ The purpose of the entity has been amended . The authorized shares have been amended . □ The directors, managers or general partners have been amended . □ IRS tax language has been added . Articles have been added . □ Articles have been deleted . 2S Other . The articles have been amended as follows: (provide article numbers , i f available ) "Article V. Common Stock and Voting. (attach additional page (s) if necessary) 6. Signature: ( Required ) X I Chief Financial officer Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized S igner Title * If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares , then the amendment must be approved by the vote , in addition to the affirmative vote otherwise required , of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof . Please include any required or optional information in space below: (attach additional page(s) if necessary) The Corporation shall have the authority to issue an aggregate of sixty million (60,000,000) shares, with a par value of $0.001 per share. All shares will be of the same class, designated 'common' shares, with the same rights. Shares may be issued only as fully paid and non - assessable , and may be issued at such times, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Each common share shall be entitled to one vote concerning all matters as to which the Corporation's stockholders shall be entitled to vote. The Corporation's common stock shall not be subject to assessment to pay any debts of the Corporation . " This form must be accompanied by appropriate fees . Page 2 of 2 Revised : 1 / 1 / 2019